                         As filed with the Securities and Exchange Commission on
                                                                    June 6, 2000
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               KOGER EQUITY, INC.
               (Exact name of issuer as specified in its charter)

         FLORIDA                                                59-2898045
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

          8880 FREEDOM CROSSING TRAIL, JACKSONVILLE, FLORIDA 32256-8280
                    (Address of principal executive office)

             KOGER EQUITY, INC. 1998 EQUITY AND CASH INCENTIVE PLAN,
                             AS AMENDED AND RESTATED
                            (Full title of the Plan)
ROBERT E. ONISKO                             W. LAWRENCE JENKINS
Chief Financial Officer                      Vice President/Administration
KOGER EQUITY, INC.                           and Corporate Secretary
8880 Freedom Crossing Trail                  KOGER EQUITY, INC.
Jacksonville, Florida 32256-8280             8880 Freedom Crossing Trail
904/732-1000                                 Jacksonville, Florida  32256-8280
                                             904/732-1000

 (Name, address and telephone number, including area code of agents for service)

                                   Copies to:
                         HAROLD F. McCART, Jr., ESQUIRE
                                 Boling & McCart
                          (a professional association)
               1000 Riverside Avenue - Jacksonville, Florida 32204
                                  904/354-6543

                         CALCULATION OF REGISTRATION FEE


  ---------------------- ----------------- ----------------- ---------------------- -------------------------
                                               Proposed            Proposed
        Title of                               Maximum              Maximum                  Amount
       Securities             Amount           Offering            Aggregate                   Of
          to be               to be           Price Per            Offering               Registration
       Registered           Registered          Share                Price                    Fee
  ---------------------- ----------------- ----------------- ---------------------- -------------------------

  Common Stock,
  Par Value $.01         1,000,000(1)       $ 17.89  (1)     $17,890,000 (1)        $ 4,722.96  (1)
  Per Share
  ---------------------- ----------------- ----------------- ---------------------- -------------------------

(1)Pursuant to Rule 457(h), based on the exercise price of the options and other awards granted under the Registrant's employee benefit plans and other stock options granted by the Registrant.


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

                     INCORPORATION BY REFERENCE TO PREVIOUS
                             REGISTRATION STATEMENT


        This Registration Statement is filed for the purpose of registering additional shares of Koger Equity, Inc. Common Stock, par value $.01 per share, for issuance pursuant to the Registrant's 1998 Equity and Cash Incentive Plan, as Amended and Restated.

        Pursuant to General Instruction E. to the Commission's Form S-8, the contents of a Registration Statement on the Commission's Form S-8, Registration No. 333-33388, effective March 28, 2000, which registered shares of Koger Equity, Inc. Common Stock, par value $.01 per share, for issuance pursuant to various employee benefit plans, including the Registrant's 1998 Equity and Cash Incentive Plan, is incorporated herein by reference.


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

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida, the 6th day of June, 2000.

KOGER EQUITY, INC.

By:       W. LAWRENCE JENKINS
         --------------------------------------
         W. Lawrence Jenkins
         Vice President and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorized Victor A. Hughes, Jr., Thomas J. Crocker, James C. Teagle, Robert E. Onisko, W. Lawrence Jenkins and James L. Stephens, and each of them, as Attorneys-in-Fact, to sign on his behalf individually and to file any amendments, including Post Effective Amendments, to this Registration Statement.


         Signature                                  Title                            Date

VICTOR A. HUGHES, JR.               Chairman of the Board of
------------------------------      Directors and Director
(Victor A. Hughes, Jr.)                                                          June 6, 2000

THOMAS J. CROCKER                  Chief Executive Officer
------------------------------      and Director (Principal
(Thomas J. Crocker)                 Executive Officer)                           June 6, 2000


JAMES C. TEAGLE                     President and Chief Operating
------------------------------      Officer and Director
(James C. Teagle)                                                                June 6, 2000

ROBERT E. ONISKO                    Chief Financial Officer
------------------------------      (Principal Financial Officer)
(Robert E. Onisko)                                                               June 6, 2000

JAMES L. STEPHENS                  Vice President and Chief
------------------------------      Accounting Officer
(James L. Stephens)                 (Principal Accounting Officer)               June 6, 2000

 D. PIKE ALOIAN                     Director
------------------------------
(D. Pike Aloian)                                                                 June 6, 2000

BENJAMIN C. BISHOP, JR.            Director
------------------------------
(Benjamin C. Bishop, Jr.)                                                        June 6, 2000

DAVID B. HILEY                     Director
------------------------------
(David B. Hiley)                                                                 June 6, 2000

JOHN R. S. JACOBSSON               Director
------------------------------
(John R. S. Jacobsson)                                                           June 6, 2000

LEE S. NEIBART                     Director
------------------------------
(Lee S. Neibart)                                                                 June 6, 2000

GEORGE F. STAUDTER                 Director
------------------------------
(George F. Staudter)                                                             June 6, 2000


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